John Deere Owner Trust 2003	Exhibit 99.1
Statement to Certificateholder

$197,000,000 Class A-1 1.08125% Asset Backed Notes due August 13, 2004
$187,000,000 Class A-2 1.31000% Asset Backed Notes due January 17, 2006
$202,000,000 Class A-3 1.79000% Asset Backed Notes due April 16, 2007
$149,000,000 Class A-4 2.44000% Asset Backed Notes due June 15, 2010
$15,150,000 Class B 2.01000% Asset Backed Notes due June 15, 2010
$7,546,670 Asset Backed Certificates

Payment Date:	15-Mar-04
(1) Amount of principal being paid or distributed:
(a) A-1 Notes:	$25,751,138.75
per $1,000 original principal amount:	$130.72
(b) A-2 Notes:	$0.00
per $1,000 original principal amount:	$0.00
(c) A-3 Notes:	$0.00
per $1,000 original principal amount:	$0.00
(d) A-4 Notes:	$0.00
per $1,000 original principal amount:	$0.00
(e) B Notes:	$0.00
per $1,000 original principal amount:	$0.00
(f) Certificates:	$0.00
per $1,000 original principal amount:	$0.00
(g) Total:	$25,751,138.75
(2) Amount of interest being paid or distributed:
(a) A-1 Notes:	$31,624.32
per $1,000 original principal amount:	$0.16
(b) A-2 Notes:	$204,141.67
per $1,000 original principal amount:	$1.09
(c) A-3 Notes:	$301,316.67
per $1,000 original principal amount:	$1.49
(d) A-4 Notes:	$302,966.67
per $1,000 original principal amount:	$2.03
(e) B Notes:	$25,376.25
per $1,000 original principal amount:	$1.68
(f) Certificates:	$0.00
per $1,000 original principal amount:	$0.00
(g) Total:	$865,425.58
(3) After giving effect to distributions on this Payment Date:
(a) (i) outstanding principal amount of A-1 Notes:	$13,246,093.35
(ii) A-1 Note Pool Factor:	0.0672391
(b) (i) outstanding principal amount of A-2 Notes:	$187,000,000.00
(ii) A-2 Note Pool Factor:	1.0000000
(c) (i) outstanding principal amount of A-3 Notes:	$202,000,000.00
(ii) A-3 Note Pool Factor:	1.0000000
(d) (i) outstanding principal amount of A-4 Notes:	$149,000,000.00
(ii) A-4 Note Pool Factor:	1.0000000
(e) (i) outstanding principal amount of B Notes:	$15,150,000.00
(ii) B Note Pool Factor:	1.0000000
(f) (i) Certificate Balance	$7,546,670.00
(ii) Certificate Pool Factor:	1.0000000
(4) Note Value at end of related Collection Period:	$573,942,763.35
(5) Pool Balance (excluding accrued interest) at the end of the related Collection Period	$567,269,854.96
(6) Amount of Servicing Fee:	$493,693.87
per $1,000 original principal amount:	0.6515719
(7) Amount of Administration Fee:	$100.00
(8) Aggregate Purchase Amounts for Collection Period:	$0.00
(9) Amount in Reserve Account:	$13,259,692.00
Specified Reserve Account Balance:	$13,259,692.00
(10) Aggregate amount of Realized Losses for the Collection Period:	$67,831.49
(11) Amount of Payments that are more than 60 days past due:	$1,262,326.00